November 30, 2010

United States Securities and Exchange Commission

The undersigned, Andrew Anderson, PE, PG, hereby states as follows:

I co-authored the report entitled “Nichols Ranch Uranium Project, Campbell and Johnson Counties, Wyoming, U.S.A.” (the “Technical Report”) for Uranerz Energy Corporation (the “Company”), portions of which are summarized in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on March 15, 2010 (the “Form 10-K”).

I hereby consent to the incorporation by reference in the Company’s Registration Statement on Form S-3 (333-160504) and in the related prospectus of the Company dated August 21, 2009, as supplemented by the prospectus supplement dated November 30, 2010, of the Technical Report, the summary information concerning the Technical Report, and the reference to my name included with such information, as set forth in the prospectus, the prospectus supplement and the Form 10-K.

Sincerely,

/s/ Andrew Anderson
Andrew Anderson, PE, PG